Results of Meeting of Shareholders

AXP GROWTH DIMENSIONS FUND
REGULAR MEETING OF SHAREHOLDERS HELD ON NOVEMBER 13, 2002
(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below.

Proposal 1
To elect the thirteen nominees specified below as Board members*.

                       Shares Voted "For"   Shares Withholding Authority to Vote
Arne H. Carlson          534,420,575.170               27,517,327.149
Philip J. Carroll, Jr.   535,920,182.084               26,017,720.235
Livio D. DeSimone        535,411,419.585               26,526,482.734
Barbara H. Fraser        536,103,771.858               25,834,130.461
Ira D. Hall              535,556,542.943               26,381,359.376
Heinz F. Hutter          534,838,246.456               27,099,655.863
Anne P. Jones            535,490,654.654               26,447,247.665
Stephen R. Lewis, Jr.    536,638,165.197               25,299,737.122
Alan G. Quasha           536,118,559.721               25,819,342.598
Stephen W. Roszell       536,241,543.778               25,696,358.541
Alan K. Simpson          533,993,065.721               27,944,836.598
Alison Taunton-Rigby     536,289,711.065               25,648,191.254
William F. Truscott      536,304,887.220               25,633,015.099

Proposal 2

To Amend the Articles of Incorporation/Declaration of Trust*:

2(a). To allow one vote/dollar instead of one vote/share.

  Shares Voted "For"  Shares Voted "Against"   Abstentions   Broker Non-Votes
    451,399,367.395       57,421,956.144     17,393,005.780   35,723,573.000

2(b). To change the name of the corporation.

  Shares Voted "For"  Shares Voted "Against"   Abstentions   Broker Non-Votes
    491,300,371.886       50,787,388.113     19,850,142.320        0.000

Proposal 3
To approve a policy authorizing American Express Financial Corporation, subject to Board approval, to retain and replace subadvisers, or to modify subadvisory agreements, without shareholder approval.

  Shares Voted "For"  Shares Voted "Against"   Abstentions   Broker Non-Votes
    47,322,490.310         5,047,115.650      1,753,218.561    5,954,094.000

Proposal 4
To approve changes to the Investment Management Services Agreement:

4(b). To modify the performance incentive adjustment calculation.

  Shares Voted "For"  Shares Voted "Against"   Abstentions   Broker Non-Votes
    46,737,176.860         4,947,869.650      2,437,778.011    5,954,094.000

* Denotes Registrant-wide proposals and voting results.

Results of Meeting of Shareholders

AXP NEW DIMENSIONS FUND
REGULAR MEETING OF SHAREHOLDERS HELD ON NOVEMBER 13, 2002
(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below.

Proposal 1
To elect the thirteen nominees specified below as Board members*.

                       Shares Voted "For"   Shares Withholding Authority to Vote
Arne H. Carlson         534,420,575.170               27,517,327.149
Philip J. Carroll, Jr.  535,920,182.084               26,017,720.235
Livio D. DeSimone       535,411,419.585               26,526,482.734
Barbara H. Fraser       536,103,771.858               25,834,130.461
Ira D. Hall             535,556,542.943               26,381,359.376
Heinz F. Hutter         534,838,246.456               27,099,655.863
Anne P. Jones           535,490,654.654               26,447,247.665
Stephen R. Lewis, Jr.   536,638,165.197               25,299,737.122
Alan G. Quasha          536,118,559.721               25,819,342.598
Stephen W. Roszell      536,241,543.778               25,696,358.541
Alan K. Simpson         533,993,065.721               27,944,836.598
Alison Taunton-Rigby    536,289,711.065               25,648,191.254
William F. Truscott     536,304,887.220               25,633,015.099

Proposal 2

To Amend the Articles of Incorporation/Declaration of Trust*:

2(a). To allow one vote/dollar instead of one vote/share.

  Shares Voted "For"  Shares Voted "Against"   Abstentions   Broker Non-Votes
    451,399,367.395       57,421,956.144     17,393,005.780   35,723,573.000

2(b). To change the name of the corporation.

  Shares Voted "For"  Shares Voted "Against"   Abstentions   Broker Non-Votes
    491,300,371.886       50,787,388.113     19,850,142.320        0.000

Proposal 3
To approve a policy authorizing American Express Financial Corporation, subject to Board approval, to retain and replace subadvisers, or to modify subadvisory agreements, without shareholder approval.

  Shares Voted "For"  Shares Voted "Against"   Abstentions   Broker Non-Votes
    405,161,043.752       52,689,980.811     14,240,480.235   29,769,479.000

Proposal 4
To approve changes to the Investment Management Services Agreement:

4(b). To modify the performance incentive adjustment calculation.

  Shares Voted "For"  Shares Voted "Against"   Abstentions   Broker Non-Votes
    394,971,862.051       53,889,953.462     23,229,689.285   29,769,479.000

* Denotes Registrant-wide proposals and voting results.